Exhibit 99.1

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Investor Relations

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Email: investor@furmanite.com

Furmanite Announces Agreement to Acquire

ENGlobal’s Gulf Coast Operations

Will Form New Specialty Project Execution and Technical Services Unit

HOUSTON, TEXAS (July 16th, 2013) – Furmanite Corporation (NYSE: FRM), reported today that it has entered into an agreement to acquire certain professional service assets of ENGlobal Corporation (NASDAQ: ENG). Included in the assets to be acquired are offices in Beaumont, Texas; Deer Park, Texas; Freeport, Texas; Baton Rouge, Louisiana and Lake Charles, Louisiana, which provide specialty technical services relating to the development, management and execution of projects, as well as ENGlobal’s related In-Plant operations throughout the Gulf Coast region which are supported by those offices. These combined ENGlobal operations provide project planning, professional engineering, downstream non-destructive testing and inspection, construction management, mechanical integrity, field support, quality assurance and plant asset management services. Current ENGlobal customers include refining/petrochemical operators as well as maintenance and Engineering and Construction contractors serving the downstream and midstream oil and gas markets.

The transaction has been approved by the boards of directors for both companies, and is expected to close within 60 days after the execution date for the agreement. The current employees within these operations of ENGlobal, totaling approximately 900 full-time professionals, will transition to Furmanite Technical Solutions (“FTS”), a newly formed business unit of Furmanite America, Inc., in connection with the transaction.

“FTS will operate as a synergistic “sister” unit to Furmanite’s existing specialty industrial service operations, under the continuing leadership of the current team,” said Charles R. Cox, Chairman and CEO of Furmanite. “We are extremely pleased to welcome this entire talented team who bring significant additional technical capabilities to Furmanite. They will enable us to vastly expand the range of integrated services we can offer our customers, initially to the Gulf Coast region, and ultimately throughout Furmanite’s extensive global coverage.”

Robert C. “Bob” Smith, Senior Vice President of ENGlobal’s Gulf Coast project operations, said, “This new relationship creates opportunities for growth and positive future outcomes. As discussions with Furmanite progressed, we were all struck by how unique and synergistic this combination of complimentary talents will potentially be for all stakeholders. We are extremely excited about the many possibilities to serve our customers better and with greater resources than ever before!”

Gary Meyers, Vice President of ENGlobal’s Gulf Coast In-Plant operations, added, “We have absolute confidence in Furmanite’s commitment to fully support our new partnership, and deeply appreciate the confidence they have shown by entrusting full operational leadership responsibility to our current team. With this empowerment, and the huge advantage our combined abilities can bring to our total customer base, we anticipate a very bright future for both the Gulf Coast operation and all of Furmanite!”

“ENGlobal’s Gulf Coast operation is an excellent match for Furmanite,” concluded Joe Milliron, President and COO of Furmanite. “We are very excited about these new capabilities and the growth opportunities they bring to Furmanite, including the ability to ultimately perform front end planning as well as specialty project engineering and management across our international footprint. We are also pleased that the values and culture of ENGlobal’s Gulf Coast operations are remarkably consistent with those of Furmanite, and that their experience and customer relationships are a natural complement to our existing businesses. We believe the transaction will build shareholder value by leveraging Furmanite’s strong capital base and enhancing future earnings potential.”

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services companies, providing world class solutions to customer needs through more than 75 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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